As filed with the Securities and Exchange Commission on October 30, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0350842
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Take-Two Interactive Software, Inc.

622 Broadway

New York, New York 10012

(646) 536-2842

(Address of Principal Executive Offices)

TAKE-TWO INTERACTIVE SOFTWARE, INC. 2009 STOCK INCENTIVE PLAN

(Full title of the plan)

Seth Krauss, Esq.
Executive Vice President and General Counsel

Take-Two Interactive Software, Inc.

622 Broadway

New York, New York 10012

(646) 536-2842

(Name, address and telephone number,
including area code, of agent for service)

Copy to:

Adam M. Turteltaub, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.01 per share	8,050,000	$17.10	$137,655,000.00	$17,729.96

(1)

Represents the number of additional shares of common stock, par value $0.01 per share (“Common Stock”), of Take-Two Interactive Software, Inc. (the “Company” or “Registrant”), that may be granted under the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan, as amended (the “Plan”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers such additional shares of Common Stock as may be offered or issued under the Plan to prevent dilution from stock splits, stock dividends, or similar transactions which results in an increase in the number of the outstanding shares of Common Stock or shares issuable pursuant to awards granted under the Plan.

(2)

Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act, based on the average of the high and low sales prices of the Common Stock as reported on the NASDAQ on October 24, 2013.

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is filed by Take-Two Interactive Software, Inc. (the “Company” or “Registrant”), to register an additional 8,050,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), which may be issued under the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan (the “Plan”), which was amended and restated on July 24, 2013, to, among other things, increase the number of shares of Common Stock reserved for issuance thereunder, which amendment and restatement has been approved by the Registrant’s stockholders.

Pursuant to the Registration Statement on Form S-8 (Registration No. 333-177822) filed by the Registrant on November 8, 2011, and the Registration Statement on Form S-8 (Registration No. 333-158735) filed by the Registrant on April 23, 2009 (together, the “Prior Registration Statements”), the Registrant previously registered an aggregate of 14,158,954 shares of Common Stock (as adjusted to reflect all stock splits and stock dividends to date).  The additional shares of Common Stock being registered by this Registration Statement are of the same class as those securities registered on the Prior Registration Statements and represent an increase in the total shares available for issuance under the Plan from 14,158,954 to 22,208,954.  The contents of the Prior Registration Statements, together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof or otherwise, are incorporated herein by reference in accordance with General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”).  Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Certain Documents by Reference.

The following documents, filed with the Commission by the Company, are incorporated by reference into this Registration Statement:

(a)                                                               the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013, filed on May 14, 2013, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)                                                               the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2013 and September 30, 2013, filed on July 31, 2013 and October 30, 2013, respectively, pursuant to the Exchange Act;

(c)                                                                the Company’s Current Reports on Form 8-K, filed on May 7, June 12, June 13, June 18, July 17, September 9, and September 19, 2013, pursuant to the Exchange Act; and

(d)                                                               the description of the Company’s Common Stock, which is contained in the Company’s Registration Statement on Form 8-A, filed on March 26, 2008, together with any amendment or report filed with the Commission for the purpose of updating this description.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission.  Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior to or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8.         Exhibits.

The Exhibits to this Registration Statement are listed in the Index to Exhibits and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of October, 2013.

Take-Two Interactive Software, Inc.

/s/ Seth Krauss
Seth Krauss Executive Vice President and General Counsel

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Take-Two Interactive Software, Inc., hereby severally constitute and appoint Karl Slatoff, Seth Krauss, and Linda Zabriskie or any of them individually, our true and lawful attorneys-in-fact with full power of substitution, to sign for us and in our names in the capacities indicated below the Registration Statement and any and all pre-effective and post-effective amendments to the Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act, and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Strauss Zelnick	Chairman and Chief Executive Officer	October 30, 2013
Strauss Zelnick	(Principal Executive Officer)

/s/ Lainie Goldstein	Chief Financial Officer	October 30, 2013
Lainie Goldstein	(Principal Financial and Accounting Officer)

/s/ Michael Dornemann	Lead Independent Director	October 30, 2013
Michael Dornemann

/s/ Robert Bowman	Director	October 30, 2013
Robert Bowman

/s/ SungHwan Cho	Director	October 30, 2013
SungHwan Cho

/s/ Brett Icahn	Director	October 30, 2013
Brett Icahn

/s/ J Moses	Director	October 30, 2013
J Moses

/s/ James L. Nelson	Director	October 30, 2013
James L. Nelson

/s/ Michael Sheresky	Director	October 30, 2013
Michael Sheresky

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
5.1	Opinion of Willkie Farr & Gallagher LLP.
23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Ernst & Young LLP.
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1

Amended and Restated Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan (Incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on July 29, 2013).